                                                             Exhibit (10)(ii)(D)

                                                                  Execution Copy



                                  $200,000,000

                                     364-DAY
                                CREDIT AGREEMENT

                          DATED AS OF DECEMBER 18, 2000

                                      AMONG

                            HOUGHTON MIFFLIN COMPANY,
                                   AS BORROWER

                            THE LENDERS PARTY HERETO,

                              WACHOVIA BANK, N.A.,
                       AS ADMINISTRATIVE AGENT AND LENDER,

                                  BANK ONE, NA,
                         AS SYNDICATION AGENT AND LENDER

                                       AND

                         BANC ONE CAPITAL MARKETS, INC.,
                  AS JOINT LEAD ARRANGER AND JOINT BOOK MANAGER

                           WACHOVIA SECURITIES, INC.,
                  AS JOINT LEAD ARRANGER AND JOINT BOOK MANAGER

                              FLEET NATIONAL BANK,
                             AS DOCUMENTATION AGENT

                   THE CHASE MANHATTAN BANK AND SUNTRUST BANK,
                                  AS CO-AGENTS

                                TABLE OF CONTENTS
                                -----------------

                                                                             PAGE
                                                                             ----
ARTICLE I  DEFINITIONS.........................................................1
   1.1   Defined Terms.........................................................1
   1.2   Accounting Terms and Determinations..................................13

ARTICLE II  THE CREDITS.......................................................13
   2.1   Commitment...........................................................13
   2.2   Required Payments; Termination.......................................13
   2.3   Ratable Loans........................................................14
   2.4   Types of Advances....................................................14
   2.5   Fees; Reductions in Aggregate Commitment.............................14
   2.6   Minimum Amount of Each Advance.......................................14
   2.7   Optional Principal Payments..........................................15
   2.8   Method of Selecting Types and Interest Periods for New Advances......15
   2.9   Conversion and Continuation of Outstanding Advances..................15
   2.10  Changes in Interest Rate, etc........................................16
   2.11  Rates Applicable After Default.......................................16
   2.12  Method of Payment....................................................17
   2.13  Noteless Agreement; Evidence of Indebtedness.........................17
   2.14  Telephonic Notices...................................................18
   2.15  Interest Payment Dates; Interest and Fee Basis.......................18
   2.16  Notification of Advances, Interest Rates, Prepayments
         and Commitment Reductions............................................19
   2.17  Lending Installations................................................19
   2.18  Non-Receipt of Funds by the Administrative Agent.....................19
   2.19  Extension of Facility Termination Date...............................19

ARTICLE III  YIELD PROTECTION; TAXES..........................................21
   3.1   Yield Protection.....................................................21
   3.2   Changes in Capital Adequacy Regulations..............................21
   3.3   Availability of Types of Advances....................................22
   3.4   Funding Indemnification..............................................22
   3.5   Taxes................................................................22
   3.6   Lender Statements; Survival of Indemnity.............................24

ARTICLE IV  CONDITIONS PRECEDENT..............................................25
   4.1   Closing Date.........................................................25
   4.2   Each Advance.........................................................26

ARTICLE V  REPRESENTATIONS AND WARRANTIES.....................................26
   5.1   Existence and Standing...............................................26
   5.2   Authorization and Validity...........................................27

   5.3   No Conflict; Government Consent......................................27
   5.4   Financial Statements.................................................27
   5.5   Material Adverse Change..............................................27
   5.6   Taxes................................................................27
   5.7   Litigation and Contingent Obligations................................28
   5.8   Subsidiaries.........................................................28
   5.9   ERISA................................................................28
   5.10  Accuracy of Information..............................................28
   5.11  Regulation U.........................................................29
   5.12  Material Agreements..................................................29
   5.13  Compliance With Laws.................................................29
   5.14  Ownership of Properties..............................................29
   5.15  Plan Assets; Prohibited Transactions.................................29
   5.16  Environmental Matters................................................29
   5.17  Investment Company Act...............................................30
   5.18  Public Utility Holding Company Act...................................30
   5.19  Insurance............................................................30
   5.20  Solvency.............................................................30

ARTICLE VI  COVENANTS.........................................................31
   6.1   Financial Reporting..................................................31
   6.2   Use of Proceeds......................................................32
   6.3   Notice of Default....................................................32
   6.4   Conduct of Business..................................................32
   6.5   Taxes................................................................33
   6.6   Insurance............................................................33
   6.7   Compliance with Laws.................................................33
   6.8   Maintenance of Properties............................................33
   6.9   Inspection...........................................................33
   6.10  Dividends............................................................33
   6.11  Consolidation, Merger and Sales......................................34
   6.12  Liens................................................................34
   6.13  Affiliates...........................................................35
   6.14  Contingent Obligations...............................................35
   6.15  Sale of Accounts.....................................................36
   6.16  Financial Contracts..................................................36
   6.17  Financial Covenants..................................................36
         6.17.1  Coverage Ratio...............................................36
         6.17.2  Leverage Ratio...............................................36
   6.18  Subsidiary Guarantors................................................37
   6.19  ERISA Compliance.....................................................37
   6.20  Permitted Investments and Acquisitions...............................37
   6.21  Subsidiary Indebtedness..............................................38


ARTICLE VII  DEFAULTS.........................................................38

ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES..................40
   8.1   Acceleration.........................................................40
   8.2   Amendments...........................................................40
   8.3   Preservation of Rights...............................................41

ARTICLE IX  GENERAL PROVISIONS................................................41
   9.1   Survival of Representations..........................................41
   9.2   Governmental Regulation..............................................41
   9.3   Headings.............................................................41
   9.4   Entire Agreement.....................................................41
   9.5   Several Obligations; Benefits of this Agreement......................42
   9.6   Expenses; Indemnification............................................42
   9.7   Numbers of Documents.................................................43
   9.8   [Reserved.]..........................................................43
   9.9   Severability of Provisions...........................................43
   9.10  Nonliability of Lenders..............................................43
   9.11  Confidentiality......................................................43
   9.12  Nonreliance..........................................................43
   9.13  Disclosure...........................................................44

ARTICLE X  THE ADMINISTRATIVE AGENT...........................................44
   10.1  Appointment; Powers and Immunities...................................44
   10.2  Reliance by Administrative Agent.....................................44
   10.3  Defaults.............................................................45
   10.4  Rights of Administrative Agent and its Affiliates as a Lender........45
   10.5  Indemnification......................................................45
   10.6  Consequential Damages................................................46
   10.7  Registered Holder of Loan Treated as Owner...........................46
   10.8  Nonreliance on Administrative Agent and Other Lenders................46
   10.9  Failure to Act.......................................................47
   10.10 Successor Administrative Agent.......................................47
   10.11 Other Agents.........................................................47

ARTICLE XI  SETOFF; RATABLE PAYMENTS..........................................47
   11.1  Setoff...............................................................47
   11.2  Ratable Payments.....................................................48

ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS................48
   12.1  Successors and Assigns...............................................48
   12.2  Participations.......................................................48
   12.3  Assignments..........................................................49
   12.4  Dissemination of Information; Tax Treatment..........................50

                                       iii

ARTICLE XIII  NOTICES.........................................................50

ARTICLE XIV  COUNTERPARTS.....................................................51

ARTICLE XV  CHOICE OF LAW; CONSENT TO JURISDICTION;
         WAIVER OF JURY TRIAL.................................................51
   15.1  CHOICE OF LAW........................................................51
   15.2  CONSENT TO JURISDICTION..............................................51
   15.3  WAIVER OF JURY TRIAL.................................................51


SCHEDULES

Pricing Schedule
Schedule 1     Commitments
Schedule 5.8   Material Subsidiaries
Schedule 5.14  Liens


EXHIBITS

Exhibit A      Form of Opinion of Goodwin, Procter & Hoar LLP
Exhibit B      Form of Compliance Certificate
Exhibit C      Form of Assignment Agreement
Exhibit D      Form of Loan-Credit Related Money Transfer Instruction
Exhibit E      Form of Note
Exhibit F      Form of Guaranty

                            364-DAY CREDIT AGREEMENT

     This 364-Day Credit Agreement, dated as of December 18, 2000, is among Houghton Mifflin Company, a Massachusetts corporation, the Lenders party hereto, Wachovia Bank, N.A., a national banking association, individually and as Administrative Agent, and Bank One, NA, individually and as Syndication Agent. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     1.1  DEFINED TERMS. As used in this Agreement:

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Administrative Agent" means Wachovia Bank, N.A., a national banking association, in its capacity as contractual representative of the Lenders pursuant to ARTICLE X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to ARTICLE X.

     "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 20% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" and "Agents" means, individually and collectively, the Administrative Agent and the Syndication Agent.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

     "Agreement" means this 364-Day Credit Agreement, as it may be amended or modified and in effect from time to time.

     "Applicable Facility Fee Rate" means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the PRICING SCHEDULE,

     "Applicable Margin" means, with respect to Eurodollar Advances at any time, the percentage rate per annum which is applicable at such time with respect to Eurodollar Advances as set forth in the PRICING SCHEDULE.

     "Applicable Utilization Fee Rate" means, at any time, the percentage rate per annum at which Utilization Fees are accruing as set forth in the PRICING SCHEDULE.

     "Arranger" and "Arrangers" means, individually and collectively, as the case may be, Banc One Capital Markets, Inc. and Wachovia Securities, Inc., and each of their respective successors and assigns, each in its capacity as Joint Lead Arranger and Joint Book Runner.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the President and Chief Executive Officer, Chief Financial Officer or Treasurer of the Borrower, acting singly.

     "Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Rate for such day plus 1/2% per annum.

     "Base Rate Advance" means an Advance which, except as otherwise provided in
SECTION 2.11, bears interest at the Base Rate.

     "Base Rate Loan" means a Loan which, except as otherwise provided in
SECTION 2.11, bears interest at the Base Rate.

     "Borrower" means Houghton Mifflin Company, a Massachusetts corporation, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in SECTION 2.8.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) securities with maturities of one year or less from the date of acquisition issued by a corporation organized under the laws of one of the states of the United States rated at A or better by S&P and A or better by Moody's and (v) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means the occurrence of either of the following: (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower; or (ii) individuals who were directors of the Borrower as of the date of this Agreement (together with any individuals who after the date of this Agreement become directors of the Borrower and whose election by the board of directors was effected or recommended by a majority of the directors then in office) shall cease for any reason to constitute a majority of the board of directors of the Borrower.

     "Closing Date" means December 18, 2000.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, (i) for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth on SCHEDULE 1, and (ii) with respect to each Person which becomes a Lender after the Closing Date, the amount specified for such Person on the signature page of the Assignment Agreement to which it is a party, in each case, as such amount may be modified as a result of any assignment that has become effective pursuant to SECTION 12.3 or as otherwise modified from time to time pursuant to the terms hereof.

     "Consolidated EBIT" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, and (iii) with respect to the fiscal quarters ending March 31,

2000, June 30, 2000, and September 30, 2000 only, non-cash nonrecurring losses or charges in an amount not to exceed $9,200,000, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation,
(iv) amortization, and (v) with respect to the fiscal quarters ending March 31, 2000, June 30, 2000 and September 30, 2000 only, non-cash nonrecurring losses or charges in an amount not to exceed $9,200,000, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period, but excluding extraordinary items incurred other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in SECTION 2.9.

     "Default" means an event described in ARTICLE VII.

     "Domestic Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which, except as otherwise provided in SECTION 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Telerate Screen 3750 is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Wachovia Bank, N.A. or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period, in the approximate amount of Wachovia Bank, N.A.'s relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Eurodollar Business Day" means any Domestic Business Day on which dealings in United States dollars are carried on in the London interbank market.

     "Eurodollar Loan" means a Loan which, except as otherwise provided in
SECTION 2.11, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Extension Period" is defined in SECTION 2.19(i).

     "Extension Request" is defined in SECTION 2.19(i).

     "Facility Fee" is defined in SECTION 2.5(i).

     "Facility Termination Date" means December 17, 2001, or any later date as may be specified as the Facility Termination Date in accordance with SECTION
2.19 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions, as determined by the Administrative Agent.

     "Financial Contract" of a Person means any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics.

     "Funded Indebtedness" of a Person means such Person's Indebtedness for borrowed money which by its terms matures at, or is extendible or renewable at the option of such Person, to a date more than twelve months after the date of the creation of such Indebtedness.

     "GAAP" means, subject to the limitations on the application thereof set forth in SECTION 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

     "Guarantor" means each Material Subsidiary of the Borrower that is or becomes a party to the Guaranty.

     "Guaranty" means the Guaranty made by the Guarantors in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of EXHIBIT F, and delivered in accordance with SECTION 6.18.

     "Guaranty Limitation" is defined in SECTION 6.18.

     "Guaranty Supplement" is defined in the Guaranty.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or similar instruments,
(v) Capitalized Lease Obligations, (vi) Rate Management Obligations, (vii) Contingent Obligations, (viii) obligations for which such Person is obligated pursuant to or in respect of a Letter of Credit, and (ix) Off-Balance Sheet Liabilities. For the purpose hereof, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Eurodollar Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Eurodollar Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Eurodollar

Business Day, such Interest Period shall end on the next succeeding Eurodollar Business Day, provided, however, that if said next succeeding Eurodollar Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Eurodollar Business Day.

     "Lender" and "Lenders" means the lending institutions, individually and collectively, as the case may be, listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to SECTION 2.17.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis, outstanding on such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" or "Loans" means, with respect to a Lender, such Lender's loan or loans made pursuant to ARTICLE II (or any conversion or continuation thereof).

     "Loan Documents" means this Agreement and any Notes issued pursuant to
SECTION 2.13, the Guaranty (when delivered in accordance with SECTION 6.18) and any other documents contemplated hereby and executed by the Borrower in favor of the Administrative Agent or any Lender.

     "Long-Term Credit Agreement" means the Five-Year Credit Agreement dated as of December 18, 2000, among the Borrower, the lenders party thereto, Wachovia Bank, N.A., as administrative agent, and Bank One, NA, as syndication agent, as the same may from time to time be amended, restated, supplemented or otherwise modified.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the

Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

     "Material Indebtedness" is defined in SECTION 7.5.

     "Material Subsidiary" means any Subsidiary that has consolidated assets or consolidated annual revenues of more than $10,000,000.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Non-U.S. Lender" is defined in SECTION 3.5(iv).

     "Note" is defined in SECTION 2.13.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agents or any Agent or any indemnified party arising under the Loan Documents.

     "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, (iv) any liability under any asset-backed securitization transaction with respect to accounts or notes receivable sold by such Person, or (v) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (v) Operating Leases.

     "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

     "Other Taxes" is defined in SECTION 3.5(ii).

     "Participants" is defined in SECTION 12.2.

     "Payment Date" means the last day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Securitization" means any receivables financing program providing for the sale of accounts receivable and related rights by the Borrower and its Subsidiaries to an SPC in transactions purporting to be sales (and treated as sales for GAAP purposes), which SPC shall finance the purchase of such assets by the sale, transfer, conveyance, lien or pledge of such assets to one or more limited purpose financing companies, special purpose entities and/or other financial institutions, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pricing Schedule" means the Schedule attached hereto and identified as such.

     "Prime Rate" means that interest rate per annum so denominated and set by the Administrative Agent from time to time as an interest rate basis for borrowings. The Administrative Agent's prime rate is but one of several interest rate bases used by the Administrative Agent. The Administrative Agent lends at interest rates above and below the Administrative Agent's prime rate.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchasers" is defined in SECTION 12.3.

     "Rate Management Transaction" means, with respect to the Borrower or any of its Subsidiaries, any transaction (including an agreement with respect thereto) now existing or hereafter entered into which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Replacement Lenders" is defined in SECTION 2.19(ii).

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Response Date" is defined in SECTION 2.19(i).

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "SPC" means a special purpose, bankruptcy-remote Wholly-Owned Subsidiary of the Borrower which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable and related rights in connection with and pursuant to a Permitted Securitization.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Syndication Agent" means Bank One, NA, a national banking association, in its capacity as syndication agent for the Lenders, and not in its individual capacity as a Lender, and its successors and assigns.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     "Transferee" is defined in SECTION 12.4.

     "Type" means, with respect to any Advance, its nature as a Base Rate Advance or a Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Utilization Fee" is defined in SECTION 2.5(ii).

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

     1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in
GAAP) with the most recent audited consolidated financial statements of the Borrower and its Subsidiaries delivered to the Lenders unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under SECTION 6.1 hereof, shall mean the financial statements referred to in SECTION 5.4).

                                   ARTICLE II

                                  THE CREDITS
                                  -----------

     2.1 COMMITMENT. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

     2.2 REQUIRED PAYMENTS; TERMINATION. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.3 RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

     2.4 TYPES OF ADVANCES. The Advances may be Base Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with SECTIONS 2.8 and 2.9.

     2.5  FEES; REDUCTIONS IN AGGREGATE COMMITMENT.

     (i) FACILITY FEE. The Borrower agrees to pay to the Administrative Agent for the ratable account of each Lender a facility fee (the
           "Facility Fee") at a per annum rate equal to the Applicable
           Facility Fee Rate on the Aggregate Commitment (without regard to usage) The Facility Fee is payable quarterly in arrears on each Payment Date hereafter and on the Facility Termination Date.

     (ii) UTILIZATION FEE. For each day on which the sum of (a) the aggregate principal amount of all outstanding Advances under this Agreement and (b) the aggregate principal amount of all outstanding "Advances" under (and as defined in) the Long-Term Credit
           Agreement equals or exceeds 33% of the sum of (I) the Aggregate Commitment under this Agreement and (II) the "Aggregate
           Commitment" under (and as defined in) the Long-Term Credit Agreement, the Borrower agrees to pay to the Administrative Agent for the ratable account of each Lender based on such Lender's outstanding Advances a utilization fee (the "Utilization Fee") at a per annum rate equal to the Applicable Utilization Fee Rate on the average daily amount of all outstanding Advances. The Utilization Fee is payable quarterly in arrears on each Payment Date hereafter and on the Facility Termination Date.

     (iii) REDUCTIONS IN AGGREGATE COMMITMENT. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $10,000,000 or any integral multiple of $5,000,000 thereof, upon at least three Domestic Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued facilities fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     2.6 MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Base Rate Advance shall be in the minimum amount of $5,000,000 and in multiples of $1,000,000 if in excess thereof), provided, however, that any Base Rate Advance may be in the amount of the unused Aggregate Commitment, and provided, further, however, that in no event shall more than five (5) separate Eurodollar Advances be outstanding at any time.

     2.7 OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Base Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Base Rate Advances upon one Domestic Business Day's prior notice to the Administrative Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by SECTION 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Eurodollar Business Days' prior notice to the Administrative Agent.

     2.8 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 10:30 a.m. (New York City time) on the Borrowing Date of each Base Rate Advance and not later than 11:00 a.m. (New York City time) at least three Eurodollar Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

     (i) the Borrowing Date, which shall be a Eurodollar Business Day, of such Advance,

     (ii)  the aggregate amount of such Advance,

     (iii) the Type of Advance selected, and

     (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 12:00 noon (New York City time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in New York to the Administrative Agent at its address specified pursuant to
ARTICLE XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

     2.9 CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Base Rate Advances shall continue as Base Rate Advances unless and until such Base Rate Advances are converted into Eurodollar Advances pursuant to this SECTION 2.9 or are repaid in accordance with SECTION 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Base Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with SECTION 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of SECTION 2.6, the Borrower may elect from time to time to convert all or any part of a Base Rate Advance into a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Base Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (New York City time) at least three Eurodollar Business Days prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Eurodollar Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

     (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.10 CHANGES IN INTEREST RATE, ETC. Each Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Base Rate Advance pursuant to SECTION 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to SECTION 2.9 hereof, at a rate per annum equal to the Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Base Rate Advance will take effect simultaneously with each change in the Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at a rate per annum equal to the Eurodollar Rate as applicable to such Eurodollar Advance based upon the Borrower's selections under SECTIONS 2.8 and
2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.11 RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.8 or 2.9, during the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at a rate per annum equal to the Eurodollar Rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under SECTION 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender.

     2.12 METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to ARTICLE XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 12:00 noon (New York City time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder.

     2.13  NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS

     (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
           (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     (iv)  Any Lender may request that its Loans be evidenced by a promissory note in substantially the form of EXHIBIT E (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to SECTION 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to SECTION 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.14 TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

     2.15 INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Base Rate Advance shall be payable on the Payment Date, on any date on which the Base Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Base Rate Advance converted into a Eurodollar Advance on a day other than the Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (New York City time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Domestic Business Day with respect to Base Rate Advances or fees, such payment shall be made on the next succeeding Domestic Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Eurodollar Business Day with respect to Eurodollar Advances, such payment shall be made on the next succeeding Eurodollar Business Day (unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurodollar Business Day) and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.16 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Base Rate.

     2.17 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with ARTICLE XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.18 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.19  EXTENSION OF FACILITY TERMINATION DATE

     (i) The Borrower may request an extension of the Facility Termination Date by submitting a request for an extension to the Administrative Agent (an "Extension Request") no more than 60 days prior to the Facility Termination Date. The Extension Request must specify the new Facility Termination Date requested by the Borrower and the date (which must be at least 30 days after the Extension Request is delivered to the Administrative Agent) as of which the Lenders must respond to the Extension Request (the "Response Date"). The new Facility Termination Date shall be no more than 364 days (the "Extension Period") after the Facility Termination Date in effect at the time the Extension Request is received, including the Facility Termination Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Administrative Agent shall notify each Lender of the contents thereof and shall request each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than the Response Date, and the failure of a Lender to deliver its written consent to an Extension Request on or before the Response Date shall be deemed a rejection of the requested extension by such Lender. If the consent of the Required Lenders is received by the Administrative Agent, the Facility Termination Date specified in the Extension Request shall become effective on the existing Facility Termination Date as to such consenting Lenders only (and not as to any Lender which has not consented to such extension) and the Administrative Agent shall promptly notify the Borrower and each Lender of the new Facility
           Termination Date. Notwithstanding anything contained in this Agreement to the contrary, (a) subject to the provisions of
           SECTION 2.19(ii), all Obligations owing to the non-extending Lenders shall be due and payable on the Facility Termination Date without giving effect to any requested extension and (b) the Aggregate Commitment as of the commencement of the Extension
           Period shall be reduced to an amount equal to the sum of the Commitments of the Lenders ultimately granting the Extension Request.

     (ii) A nonconsenting Lender shall be obligated, at the request of the Borrower, and subject to the nonconsenting Lender receiving payment in full of (a) the principal amount of all Advances owing to such nonconsenting Lender, and (b) all accrued interest and fees owing to such nonconsenting Lender and all other amounts owing to such nonconsenting Lender hereunder, to assign without representation, warranty (other than good title to its Advances) or expense to such nonconsenting Lender, at any time prior to the Facility Termination Date applicable to such nonconsenting Lender, all of its rights (other than rights that would survive the termination of this Agreement pursuant to SECTION 9.6) and obligations hereunder to one or more banks or other entities (the "Replacement Lenders") nominated by the Borrower and willing to take the place of such nonconsenting Lender; provided, that each such Replacement Lender satisfies all the requirements of this Agreement and the Administrative Agent shall have consented to such assignment, which consent shall not be unreasonably withheld. Each such Replacement Lender shall be deemed to be a consenting Lender hereunder in replacement of the nonconsenting Lender.

                                  ARTICLE III

                             YIELD PROTECTION; TAXES
                             -----------------------

     3.1 YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

     3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its

Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3 AVAILABILITY OF TYPES OF ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Base Rate Advances, subject to the payment of any funding indemnification amounts required by SECTION 3.4.

     3.4 FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5  TAXES

     (i) All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative
           Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

     (iii) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes
           (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this SECTION 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to SECTION 3.6.

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Domestic Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this SECTION 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     3.6 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under SECTIONS 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under SECTION 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under SECTION 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable ten (10) Domestic Business Days after receipt by the Borrower of such written statement. The obligations of the Borrower under SECTIONS 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

     4.1 CLOSING DATE. As conditions precedent to the obligations of the Lenders to make Advances hereunder, the Borrower shall furnish to the Administrative Agent, with sufficient copies for the Lenders, on or prior to the Closing Date:

     (i) Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

     (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the officer(s) of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

     (iv) A certificate, signed by the chief financial officer of the Borrower, stating that (a) on the Closing Date no Default or Unmatured Default has occurred and is continuing, (b) since December 31, 1999, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect and (c) the representations and warranties contained in ARTICLE V are true and correct as of the Closing Date.

     (v) A written opinion of counsel to the Borrower, addressed to the Lenders, in substantially the form of EXHIBIT A.

     (vi) Any Notes requested by a Lender pursuant to SECTION 2.13 payable to the order of each such requesting Lender.

     (vii) Written money transfer instructions, in substantially the form of EXHIBIT D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

     (viii) Evidence of termination of the Credit Agreement, dated as of October

            31, 2000, among the Borrower, the financial institutions party thereto, Wachovia Bank, N.A., as Administrative Agent, and Bank One, NA, as Syndication Agent, and repayment of all principal, interest and other amounts due thereunder, if any.

     (ix) Such other documents as any Lender or its counsel may have reasonably requested.

     4.2 EACH ADVANCE. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

     (i) The Administrative Agent shall have received a Borrowing Notice as required by SECTION 2.8.

     (ii) Immediately after such Advance, the aggregate outstanding principal amount of the Loans will not exceed the Aggregate Commitment.

     (iii)  There exists no Default or Unmatured Default.

     (iv) The representations and warranties contained in ARTICLE V (other than SECTION 5.5) are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

     (v) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in
SECTION 4.2(i), (ii), (iii) and (iv) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of EXHIBIT B as a condition to making an Advance.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower represents and warrants to the Lenders that:

     5.1 EXISTENCE AND STANDING. The Borrower and each of its Material Subsidiaries is duly and properly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

     5.2 AUTHORIZATION AND VALIDITY. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3 NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule or regulation, to its knowledge, binding on the Borrower or any of its Subsidiaries, or any order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or
(iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4 FINANCIAL STATEMENTS. The December 31, 1999 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

     5.5 MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6 TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1995. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate. If the Borrower or any of its Subsidiaries is a limited liability company, each such limited liability company qualifies for partnership tax treatment under United States federal tax law.

     5.7 LITIGATION AND CONTINGENT OBLIGATIONS. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of the Authorized Officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in SECTION 5.4.

     5.8 SUBSIDIARIES. SCHEDULE 5.8 contains an accurate list of all Material Subsidiaries of the Borrower as of the date of this Agreement, setting forth the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries of the Borrower. All of the issued and outstanding shares of capital stock or other ownership interests of such Material Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10 ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading, provided that assumptions in projections regarding future operations and results are to the best knowledge of the Borrower.

     5.11 REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12 MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

     5.13 COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     5.14 OWNERSHIP OF PROPERTIES. Except as set forth on SCHEDULE 5.14, on the date of this Agreement, the Borrower and its Material Subsidiaries will have good title, free of all Liens other than those permitted by SECTION 6.12, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries.

     5.15 PLAN ASSETS; PROHIBITED TRANSACTIONS. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The Borrower is an "operating company" as defined in 29 C.F.R 2510-101 (c). Neither the Borrower nor any other member of the Controlled Group is the sponsor of, or is otherwise obligated to make contributions in respect of any Multiemployer Plan.

     5.16 ENVIRONMENTAL MATTERS. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19 INSURANCE. The Borrower and each of its Subsidiaries maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and reputable insurance companies, insurance in at least such amounts, with such deductibles and against at least such risks (including on all its Property, and public liability and workers' compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

     5.20  SOLVENCY

     (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the Indebtedness, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their Indebtedness, subordinated, contingent or otherwise, as such Indebtedness becomes absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their Indebtedness, subordinated, contingent or otherwise, as such Indebtedness becomes absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur Indebtedness beyond its ability to pay such Indebtedness as it matures, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                                   ARTICLE VI

                                    COVENANTS
                                    ---------

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1 FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

     (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related statements of income, stockholders' equity and cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants (I) that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof, and (II) confirming the calculations set forth in the Compliance Certificate delivered simultaneously therewith pursuant to clause (iii) below.

     (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statements of income, stockholders' equity and of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified (subject to normal year-end adjustments and the absence of footnotes) by its chief financial officer.

     (iii) Together with the financial statements required under SECTIONS 6.1(i) and (ii), a compliance certificate in substantially the form of EXHIBIT B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (iv) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

     (v) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     (vi) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

     (vii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

     (viii) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

     6.2 USE OF PROCEEDS. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances for general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to finance the Acquisition of any Person which has not been approved and recommended by the board of directors (or functional equivalent thereof) of such Person.

     6.3 NOTICE OF DEFAULT. The Borrower will, and will cause each Subsidiary to, deliver, within five (5) Domestic Business Days after the Borrower becomes aware of the occurrence of any Default or Unmatured Default or of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect, a written certificate signed by the chief financial officer or the chief accounting officer of the Borrower, describing in detail such occurrence and the action which the Borrower proposes to take with respect thereto.

     6.4 CONDUCT OF BUSINESS. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     6.5 TAXES. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

     6.6 INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain (either in the name of the Borrower or in such Subsidiary's own name) with financially sound and reputable insurance companies, insurance in at least such amounts, with such deductibles and against at least such risks (including on all its Property, and public liability and workers' compensation) as are usually insured against in the same general area by companies of established repute engaged in the same or similar business, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.7 COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

     6.8 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9 INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate.

     6.10 DIVIDENDS. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary and (ii) the Borrower may declare and pay dividends or redeem, repurchase or otherwise acquire or retire any of its capital stock so long as no Default or Unmatured Default shall have occurred and be continuing after giving effect to such dividend or such redemption, repurchase or acquisition.

     6.11 CONSOLIDATION, MERGER AND SALES. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, and the Borrower will not sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person, except that (i) a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary, and (ii) a Subsidiary may merge with any other Person as a means of effecting a transaction permitted by this Agreement so long as such Subsidiary is the surviving Person of such Merger and (a) no Default or Unmatured Default arises as a consequence of such Merger and (b) after giving effect to such Merger, such Subsidiary remains a consolidated Subsidiary under GAAP.

     6.12 LIENS. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

     (i) Liens existing on the date of this Agreement securing Indebtedness outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $1,000,000.

     (ii) Any Lien existing on any Property of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event.

     (iii) Any Lien on any Property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property, provided that such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof.

     (iv) Any Lien on any Property of any Person existing at the time such Person is merged or consolidated with or into the Borrower or any Subsidiary and not created in contemplation of such event.

     (v) Any Lien existing on any Property prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition.

     (vi) Any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Indebtedness is not increased and is not secured by any additional Property.

     (vii) Liens arising in the ordinary course of its business which (a) do not secure Indebtedness, (b) do not secure any obligation in an amount exceeding $25,000,000 and (c) do not in the aggregate materially detract from the value of its Property or materially impair the use thereof in the operation of its business.

     (viii) Liens on cash and Cash Equivalents securing Rate Management Obligations, provided that the aggregate amount of cash and Cash Equivalents subject to such Liens may at no time exceed $25,000,000.

     (ix)    Liens upon assets of an SPC relating to any Permitted
             Securitization.

     (x) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal or face amount at any date not to exceed 5% of Consolidated Net Worth.

     Notwithstanding the foregoing clauses of this SECTION 6.12, (i) the Borrower shall not permit its Subsidiaries, individually or in the aggregate, to create, incur or suffer to exist Liens on any Property of such Subsidiary or Subsidiaries in an aggregate principal or face amount in excess of $5,000,000 at any time and (ii) the Borrower shall not pledge, or permit its Material Subsidiaries to pledge, the capital stock of its or their Material Subsidiaries, as the case may be, to any Person at any time. In the event that the capital stock of any Subsidiary (which is not a Material Subsidiary) has been pledged and such Subsidiary is either acquired as a direct or indirect Material Subsidiary of the Borrower or is later reclassified as a Material Subsidiary as a result of such Subsidiary meeting the definition of "Material Subsidiary" set forth in SECTION 1.1, then the Borrower shall, at the Borrower's expense, (a) with respect to an acquired Material Subsidiary, within 120 days after such acquisition, cause the release of such pledge on the capital stock of such Subsidiary or (b) with respect to a reclassified Material Subsidiary, within 150 days following the close of the fiscal year in which such reclassification occurred, cause the release of such pledge on the capital stock of such Subsidiary.

     6.13 AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction and (ii) a Permitted Securitization.

     6.14 CONTINGENT OBLIGATIONS. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (provided that the Borrower may incur a Contingent Obligation with respect to the obligations of a Material Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Guaranty (when delivered in accordance with SECTION 6.18), and (iii) the Subsidiaries of the Borrower may make or suffer to exist any Contingent Obligations with respect to Funded Indebtedness, individually or in the aggregate, which do not exceed the aggregate principal amount of $5,000,000 at any time outstanding.

     6.15 SALE OF ACCOUNTS. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or accounts receivable, with or without recourse, except sales of accounts receivable and related rights to or by an SPC pursuant to a Permitted Securitization; provided that such accounts receivable and related rights sold after the date hereof pursuant to a Permitted Securitization do not have an aggregate book value in excess of $200,000,000 for all such Permitted Securitizations.

     6.16 FINANCIAL CONTRACTS. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract, except with respect to Rate Management Transactions providing protection against fluctuations in currency or commodity values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Rate Management Transactions are BONA FIDE hedging activities done in the ordinary course of business and are not done for speculative purposes.

     6.17  FINANCIAL COVENANTS.

          6.17.1 COVERAGE RATIO. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated EBIT for the most-recently ended four fiscal quarters to (ii) Consolidated Interest Expense for the most-recently ended four fiscal quarters to be less than 3.0 to 1.0.

          6.17.2 LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio, determined as of the end of any fiscal quarter, to be greater than the ratio set forth below opposite such fiscal quarter:

                       Period                                     Ratio
                       ------                                     -----

                  December 31, 2000                           2.50 to 1.00
                  March 31, 2001                              3.00 to 1.00
                  June 30, 2001                               3.50 to 1.00
                  September 30, 2001                          2.75 to 1.00
                  December 31, 2001                           2.50 to 1.00
                  March 31, 2002                              2.50 to 1.00
                  June 30, 2002                               3.00 to 1.00
                  September 30, 2002                          2.50 to 1.00
                  December 31, 2002                           2.25 to 1.00
                  March 31, 2003                              2.50 to 1.00
                  June 30, 2003                               3.00 to 1.00
                  September 30, 2003                          2.50 to 1.00
                  December 31, 2003                           2.25 to 1.00
                  March 31, 2004                              2.50 to 1.00

                  June 30, 2004                               3.00 to 1.00
                  September 30, 2004                          2.50 to 1.00
                  December 31, 2004                           2.25 to 1.00
                  March 31, 2005                              2.50 to 1.00
                  June 30, 2005                               3.00 to 1.00
                  September 30, 2005                          2.50 to 1.00
                  December 31, 2005                           2.25 to 1.00

     6.18 SUBSIDIARY GUARANTORS. The parties to this Agreement hereby acknowledge that, as of the Closing Date, provisions contained in existing documentation governing certain Indebtedness of the Borrower restrict the dollar amount of Funded Indebtedness that may be guaranteed by Subsidiaries of the Borrower to $5,000,000 (the "Guaranty Limitation"). In the event that the Guaranty Limitation is amended or modified to permit an additional principal amount of Indebtedness to be guaranteed by such Subsidiaries or if, for any reason, the Guaranty Limitation no longer remains in effect, the Borrower agrees to immediately notify the Administrative Agent that the Guaranty Limitation is no longer effective or has otherwise been amended or modified. The Borrower further agrees, upon receipt of the request of the Administrative Agent, to cause, within 30 days following the date of such request (and at the Borrower's expense), the Obligations to be (and remain) guarantied in writing by each of its Material Subsidiaries pursuant to the Guaranty. Following the execution and delivery of the Guaranty in accordance with this Section, upon the formation or acquisition of any new direct or indirect Material Subsidiary by the Borrower or upon the reclassification of a Subsidiary of the Borrower as a Material Subsidiary as a result of such Subsidiary meeting the definition of "Material Subsidiary" set forth in SECTION 1.1, then the Borrower shall, at the Borrower's expense, within 30 days after such formation, acquisition or reclassification, cause each such Material Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty Supplement. Upon execution of the Guaranty by any Material Subsidiary, the Borrower shall also cause to be delivered to the Administrative Agent such items evidencing legal existence, validity, power, and authorization (including, without limitation, an opinion of counsel) comparable to the items required with respect to the Borrower pursuant to SECTION 4.1 as the Administrative Agent may reasonably require.

     6.19 ERISA COMPLIANCE. The Borrower will not, nor will it permit any Subsidiary to, at any time engage in a transaction which could be subject to
Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(b) fail to comply with ERISA or any other applicable laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonable expected to have a Material Adverse Effect.

     6.20 PERMITTED INVESTMENTS AND ACQUISITIONS. The Borrower is permitted to make any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries) or commitments therefor, and to become a partner in any partnership or joint venture, or to make any Acquisition provided that (i) with respect to an Acquisition involving a merger, the Borrower is the surviving Person of such merger and (ii) immediately before and after giving effect to such Investment or Acquisition no Unmatured Default or Default shall or would exist.

     6.21 SUBSIDIARY INDEBTEDNESS. Notwithstanding any other provision of this Agreement to the contrary, the Borrower will not permit its Subsidiaries, individually or in the aggregate, to create, incur, assume or suffer Funded Indebtedness in an aggregate principal amount in excess of $5,000,000 at any time outstanding.

                                  ARTICLE VII

                                    DEFAULTS
                                    --------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2 Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.3  The breach by the Borrower of any of the terms or provisions of
SECTION 6.2, SECTION 6.3 or any of SECTION 6.9 through 6.18 or any of Section
6.20 through 6.21.

     7.4 The breach by the Borrower (other than a breach which constitutes a Default under another Section of this ARTICLE VII) of any of the terms or provisions of this Agreement which is not remedied within thirty days after written notice from the Administrative Agent or any Lender.

     7.5 Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $5,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the

Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6 The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this SECTION 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in SECTION 7.7.

     7.7 Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any substantial part of its Property, or a proceeding described in SECTION 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9 The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $25,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan.

     7.11  Any Change in Control shall occur.

     7.12 At such time as the Guaranty has been executed and delivered in accordance with SECTION 6.18 and thereafter, if the Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Material Subsidiary shall fail to comply with any of the terms or provisions of the Guaranty, or any Material Subsidiary shall deny that it has any further liability under the Guaranty, or shall give notice to such effect.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------

     8.1 ACCELERATION. If any Default described in SECTION 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in SECTION 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2 AMENDMENTS. Subject to the provisions of this ARTICLE VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

     (i) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

     (ii)  Reduce the percentage specified in the definition of Required
           Lenders.

     (iii) Extend the Facility Termination Date (other than pursuant to
           SECTION 2.19), or reduce the amount of, change the manner of application of, or extend the payment date for, the mandatory payments required under SECTION 2.2, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

     (iv)  Amend this SECTION 8.2.

     (v)   At such time as the Guaranty has been delivered in accordance with
           SECTION 6.18 and thereafter, release any Material Subsidiary from liability under the Guaranty or limit its liability in respect of the Guaranty.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under
SECTION 12.3 without obtaining the consent of any other party to this Agreement.

     8.3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

     9.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

     9.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Arrangers, the Agents and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agents and the Lenders relating to the subject matter thereof.

     9.5 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that each of the Arrangers shall enjoy the benefits of the provisions of SECTIONS 9.6, 9.10 and 10.5 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6  EXPENSES; INDEMNIFICATION

     (i) The Borrower shall reimburse the Agents and the Arrangers for any costs (excluding internal charges) and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agents, which attorneys may be employees of either of the Agents) paid or incurred by the Agents or the Arrangers in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agents, the Arrangers and the Lenders for any costs (excluding internal charges) and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agents, the Arrangers and the Lenders, which attorneys may be employees of any of the Agents, the Arrangers or the Lenders) paid or incurred by the Agents, the Arrangers or any Lender in connection with the collection and enforcement of the Loan Documents.

     (ii) The Borrower hereby further agrees to indemnify the Agents, the Arrangers, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not any of the Agents, the Arrangers, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this SECTION
          9.6 shall survive the termination of this Agreement.

     9.7 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

     9.8  [Reserved.]

     9.9 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10 NONLIABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Agents, the Arrangers nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agents, the Arrangers nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agents, the Arrangers nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agents, the Arrangers nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11 CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by SECTION 12.4.

     9.12 NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

     9.13 DISCLOSURE. The Borrower and each Lender hereby acknowledge and agree that any of (i) Wachovia Bank, N.A. and/or its Affiliates or (ii) Bank One, NA and/or its Affiliates, from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

                                   ARTICLE X

                            THE ADMINISTRATIVE AGENT
                            ------------------------

     10.1 APPOINTMENT; POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its Administrative Agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Administrative Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender; (b) makes no warranty or representation to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders, and then only on terms and conditions satisfactory to the Administrative Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such Administrative Agents or attorneys-in-fact selected by it with reasonable care. The provisions of this ARTICLE X are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Administrative Agent shall act solely as Administrative Agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Administrative Agent shall be ministerial and administrative in nature, and the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender.

     10.2 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants or other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders in any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

     10.3 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge of the occurrence of an Unmatured Default or a Default (other than the nonpayment of principal of or interest on the Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Unmatured Default or Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of an Unmatured Default or a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to SECTION 8.2) take such action hereunder with respect to such Unmatured Default or Default as shall be directed by the Required Lenders, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Unmatured Default or Default as it shall deem advisable in the best interests of the Lenders.

     10.4 RIGHTS OF ADMINISTRATIVE AGENT AND ITS AFFILIATES AS A LENDER. With respect to its Commitment and the Loans made by it and any of its Affiliates, Wachovia Bank, N.A. (and any successor acting as Administrative Agent hereunder) in its capacity as a Lender hereunder and any Affiliate of Wachovia Bank, N.A. in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Wachovia Bank, N.A. in its individual capacity and any Affiliate of the Administrative Agent in its individual capacity. Wachovia Bank, N.A. (and any successor acting as Administrative Agent hereunder) and any Affiliate thereof may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of the Borrower's Affiliates) as if it were not acting as the Administrative Agent, and Wachovia Bank, N.A. and any Affiliate thereof may accept fees and other consideration from the Borrower or any Subsidiary or Affiliate thereof for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Lenders.

     10.5 INDEMNIFICATION. Each Lender severally agrees to indemnify each of the Agents, to the extent not reimbursed by the Borrower, ratably in accordance with its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such

Agent in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under
SECTION 9.6 or any amount the Borrower is obligated to pay under SECTION 9.6, but excluding, unless an Unmatured Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent seeking indemnification. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     10.6 CONSEQUENTIAL DAMAGES. THE AGENTS SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY LENDER, THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     10.7 REGISTERED HOLDER OF LOAN TREATED AS OWNER. The Administrative Agent may deem and treat each Person in whose name a Loan is registered as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent and the provisions of SECTION 12.3 have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

     10.8 NONRELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender agrees that it has, independently and without reliance on the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Administrative Agent shall not be required to keep itself (or any Lender) informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any other

Person (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates.

     10.9 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Lenders of their indemnification obligations under SECTION 10.5 against any and all liability and expense which may be incurred by the Administrative Agent by reason of taking, continuing to take, or failing to take any such action.

     10.10 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Any successor Administrative Agent shall be a bank or other financial institution which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
ARTICLE X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

     10.11 OTHER AGENTS. The Borrower and each Lender hereby acknowledges that any Lender designated as an "Agent" on the signature pages hereof (other than the Administrative Agent) shall not have any obligations, duties or liabilities hereunder other than in its capacity as a Lender.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------

     11.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

     11.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTION 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                -------------------------------------------------

     12.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 12.3. The parties to this Agreement acknowledge that clause (ii) of this SECTION 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of SECTION 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
SECTION 12.3. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2 PARTICIPATIONS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of SECTION 8.2 or of any other Loan Document. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in SECTION 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in SECTION 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION
11.2 as if each Participant were a Lender.

     12.3 ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of EXHIBIT C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated). Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by this SECTION 12.3 and (ii) payment of a $3,500 fee to the Administrative Agent (or a $1,000 fee to the Administrative Agent with respect to a Purchaser which is a Lender or an Affiliate thereof or a Related Fund thereof) for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 12.3, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4 DISSEMINATION OF INFORMATION; TAX TREATMENT. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by SECTION 9.11 of this Agreement. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES
                                     -------

     Except as otherwise permitted by SECTION 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this ARTICLE XIII. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under ARTICLE II shall not be effective until received. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV

                                  COUNTERPARTS
                                  -------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent, the Syndication Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------

     15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE STATE, COUNTY AND CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK.

     15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY

IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.



                      [Signature Pages Immediately Follow]

     IN WITNESS WHEREOF, the Borrower, the Lenders, the Administrative Agent and the Syndication Agent have executed this Agreement as of the date first above written.


                                  HOUGHTON MIFFLIN COMPANY

                                  By:
                                      -----------------------------------------

                                  Title:
                                       ----------------------------------------
                                         222 Berkeley Street
                                         Boston, Massachusetts 02116
                                         Attention:  Bradley D. Lehan,
                                                     Treasurer
                                         Telephone:  (617) 351-5051
                                         FAX:        (617) 351-5104

                                  WACHOVIA BANK, N.A., individually
                                  and as Administrative Agent

                                  By:
                                      -----------------------------------------

                                  Title:
                                         --------------------------------------
                                           191 Peachtree Street NE
                                           Atlanta, Georgia  30303
                                           Attention:  Sharon L. Prince
                                           Telephone:  (404) 332-6413
                                           FAX:        (404) 332-4058

                                  BANK ONE, N.A., individually and as
                                  Syndication Agent

                                  By:
                                      -----------------------------------------

                                  Title:
                                         --------------------------------------
                                           153 W. 51st Street
                                           New York, New York 10019
                                           Attention:  Mahua G. Thakurta
                                           Telephone:  (212) 373-1574
                                           FAX:        (212) 373-1180
                                           Main Office:
                                                 1 Bank One Plaza
                                                 Chicago, Illinois 60670
                                                 Attention: Nanette Wilson
                                                 Telephone: (312) 732-1221

                                  FLEET NATIONAL BANK, individually
                                  and as Documentation Agent

                                  By:
                                      -----------------------------------------

                                  Title:
                                         --------------------------------------
                                           Mailstop: MA DE 10009D
                                           100 Federal Street
                                           Boston, Massachusetts 02110
                                           Attention:  Sue Anderson
                                           Telephone:  (617) 434-8281
                                           FAX:        (617) 434-8426

                                THE CHASE MANHATTAN BANK,
                                individually and as Co-Agent

                                By:
                                    -------------------------------------------

                                Title:
                                       ----------------------------------------
                                         270 Park Avenue, 36th Floor
                                         New York, New York 10017
                                         Attention:  Tracy Ewing
                                         Telephone:  (212) 270-8916
                                         FAX:        (212) 270-4584

                               SUN TRUST BANK, individually and as
                               Co-Agent

                               By:
                                  ---------------------------------------------

                               Title:
                                     ------------------------------------------
                                       711 Fifth Avenue, 16th Floor
                                       New York, New York 10022
                                       Attention:  Maria A. Mamilovich, Director
                                       Telephone:  (212) 583-2602
                                       FAX:        (212) 371-9386

                                THE BANK OF NEW YORK

                                By:
                                    -------------------------------------------

                                Title:
                                       ----------------------------------------
                                         One Wall Street - 16th Floor
                                         New York, New York  10286
                                         Attention:       Steven Correll
                                         Telephone:       (212) 635-8696
                                         FAX:             (212) 635-8593

                               CITIZENS BANK OF MASSACHUSETTS,
                               A MASSACHUSETTS BANK

                               By:
                                  ---------------------------------------------

                               Title:
                                     ------------------------------------------
                                       Exchange Place, 53 State Street
                                       8th Floor
                                       Boston, Massachusetts  02109
                                       Attention:  Mark Young
                                       Telephone:  (617) 994-9045
                                       FAX:        (617) 227-2035

                               CREDIT SUISSE FIRST BOSTON

                               By:
                                  ---------------------------------------------

                               Title:
                                     ------------------------------------------


                               By:
                                  ---------------------------------------------

                               Title:
                                     ------------------------------------------
                                       5 World Trade Center
                                       New York, New York 10048
                                       Attention:  Nilsa Ware
                                       Telephone:  (212) 322-5094
                                       FAX:        (212) 355-0593

                                THE INDUSTRIAL BANK OF JAPAN,
                                LIMITED - NEW YORK BRANCH

                                By:
                                   --------------------------------------------

                                Title:
                                      -----------------------------------------
                                        1251 Avenue of the Americas
                                        New York, New York 10020-1104
                                        Attention:  Mary-Ellen Macciola
                                        Telephone:  (212) 282-3515
                                        FAX:        (212) 282-4486

                                NATIONAL CITY BANK

                                By:
                                   --------------------------------------------

                                Title:
                                      -----------------------------------------
                                        1 South Broad Street
                                        Philadelphia, Pennsylvania  19106
                                        Attention:  Tara Handforth/
                                                    Melissa Landay
                                        Telephone:  (267) 256-4044
                                        FAX:        (267) 256-4001

                                THE NORTHERN TRUST COMPANY

                                By:
                                   --------------------------------------------

                                Title:
                                      -----------------------------------------
                                        50 South LaSalle Street, 11th Floor
                                        Chicago, Illinois 60675
                                        Attention:  Linda Honda
                                        Telephone:  (312) 444-3532
                                        FAX:        (312) 630-1566

                                PRICING SCHEDULE

=====================================================================================================
                            LEVEL I       LEVEL II        LEVEL III       LEVEL IV        LEVEL V
                            STATUS         STATUS          STATUS          STATUS         STATUS
-----------------------------------------------------------------------------------------------------
Applicable Margin           0.420%         0.525%          0.750%          0.950%         1.125%
-----------------------------------------------------------------------------------------------------
Facility Fee Rate           0.080%         0.100%          0.125%          0.175%         0.250%
-----------------------------------------------------------------------------------------------------
Utilization Fee             0.125%         0.125%          0.250%          0.250%         0.250%
=====================================================================================================

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "LEVEL I STATUS" exists with respect to the Borrower, at any date if, on such date, the Borrower's S&P Rating is A- or better and the Borrower's Moody's Rating is A3 or better.

     "LEVEL II STATUS" exists with respect to the Borrower at any date if, on such date, (a) the Borrower has not qualified for Level I Status and (b) the Borrower's S&P Rating is BBB+ or better and the Borrower's Moody's Rating is Baa1 or better.

     "LEVEL III STATUS" exists with respect to the Borrower at any date if, on such date, (a) the Borrower has not qualified for Level I Status or Level II Status and (b) the Borrower's S&P Rating is BBB or better and the Borrower's Moody's Rating is Baa2 or better.

     "LEVEL IV STATUS" exists with respect to the Borrower at any date if, on such date, (a) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (b) the Borrower's S&P Rating is BBB- or better and the Borrower's Moody's Rating is Baa3 or better.

     "LEVEL V STATUS" exists with respect to the Borrower at any date if, on such date, the Borrower has not qualified for Level 1 Status, Level II Status, Level III Status or Level IV Status.

     "MOODY'S RATING" means, at any time, the rating issued by Moody's and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

     "S&P RATING" means, at any time, the rating issued by S&P and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

     "STATUS" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

     The Applicable Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee with respect to the Borrower shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's and S&P Ratings. Any change in the Moody's Rating or S&P Rating shall be deemed for purposes of this Schedule to become effective on the date of public announcement thereof and shall remain in effect until the date of public announcement that such rating shall no longer be in effect. If at any time the Borrower has no Moody's Rating or S&P Rating, Level V Status shall exist. If, during any period that both Moody's and S&P have publicly announced a Rating, and such Moody's Rating and S&P Rating fall within different levels of Status (i) in the case of a differential of one level of Status, the Status resulting in the lower pricing for the Borrower shall apply and (ii) in the case of a differential of two or more levels of Status, the level of Status immediately following the level of Status that would have resulted in the lower pricing shall apply.

                                   SCHEDULE I

                                   COMMITMENTS
                                   -----------

--------------------------------------------------------------------------------
         LENDER                                     COMMITMENT
--------------------------------------------------------------------------------
  Wachovia Bank, N.A.                               30,000,000
--------------------------------------------------------------------------------
  Bank One, NA                                      30,000,000
--------------------------------------------------------------------------------
  Fleet National Bank                               30,000,000
--------------------------------------------------------------------------------
  The Chase Manhattan Bank                          22,500,000
--------------------------------------------------------------------------------
  SunTrust Bank                                     22,500,000
--------------------------------------------------------------------------------
  The Bank of New York                              15,000,000
--------------------------------------------------------------------------------
  Citizens Bank                                     10,000,000
--------------------------------------------------------------------------------
  Credit Suisse First Boston                        10,000,000
--------------------------------------------------------------------------------
  The Industrial Bank of Japan, Limited             10,000,000
--------------------------------------------------------------------------------
  National City Bank                                10,000,000
--------------------------------------------------------------------------------
  The Northern Trust Company                        10,000,000
--------------------------------------------------------------------------------
  AGGREGATE COMMITMENT                            $200,000,000
                                                  ============
--------------------------------------------------------------------------------

                                  SCHEDULE 5.8
                              MATERIAL SUBSIDIARIES


1.  McDougal Littell, Inc., wholly-owned by the Borrower

2.  The Riverside Publishing Company, wholly-owned by the Borrower

3.  Great Source Education Group, Inc., wholly-owned by the Borrower

4.  Sunburst Technology Corporation, wholly-owned by the Borrower

5.  HMI Holdings, Inc., wholly-owned by the Borrower

                                  SCHEDULE 5.14
                                      LIENS


1.  Houghton Mifflin Company

-------------------------------------------------------------------------------------------
          SECURED PARTY                                  NATURE OF LIEN
-------------------------------------------------------------------------------------------
Pullman Bank & Trust Company          Equipment  lease notice  filings  recorded  with the
                                      Secretary  of State of CA,  GA,  MA,  NJ, TX and the
                                      City Clerk of Boston, MA
-------------------------------------------------------------------------------------------
Fleet Bank, N.A.                      Equipment  lease notice  filings  recorded  with the
                                      Secretary of State of MA
-------------------------------------------------------------------------------------------
AT&T Credit Corporation               Equipment  lease notice  filings  recorded  with the
                                      Secretary  of  State  of MA and the  City  Clerk  of
                                      Boston, MA
-------------------------------------------------------------------------------------------
Imaging Financial Services, Inc.      Equipment  lease notice  filings  recorded  with the
                                      Secretary of State of MA
-------------------------------------------------------------------------------------------
National City Bank of Kentucky        Equipment  lease notice  filings  recorded  with the
                                      Secretary  of  State  of MA and the  City  Clerk  of
                                      Boston, MA
-------------------------------------------------------------------------------------------
Sun Microsystems Finance              Equipment  lease notice  filings  recorded  with the
                                      Secretary  of  State  of MA and the  City  Clerk  of
                                      Boston, MA
-------------------------------------------------------------------------------------------
Trimarc Financial, Inc.               Equipment  lease notice  filings  recorded  with the
                                      Secretary  of State of CA,  GA,  MA, TX and the City
                                      Clerk of Boston, MA
-------------------------------------------------------------------------------------------
National City Leasing Corporation     Equipment  lease notice  filings  recorded  with the
                                      Secretary  of State of CO, MA, NJ and the City Clerk
                                      of Boston, MA
-------------------------------------------------------------------------------------------
Beacon Press                          Equipment  lease notice  filings  recorded  with the
                                      Secretary of State of IN
-------------------------------------------------------------------------------------------
Copelco Capital Inc.                  Equipment  lease notice  filings  recorded  with the
                                      Secretary of State of TX
-------------------------------------------------------------------------------------------
O/E Systems, Inc.                     Equipment  lease notice  filings  recorded  with the
                                      City Clerk of Boston, MA
-------------------------------------------------------------------------------------------

2.  The Riverside Publishing Company

-------------------------------------------------------------------------------------------
          SECURED PARTY                                  NATURE OF LIEN
-------------------------------------------------------------------------------------------
Heritage Bank                         Equipment lease notice filings recorded with the
                                      Secretary of State of IL
-------------------------------------------------------------------------------------------

3.       McDougal Littell, Inc.

---------------------------------------------------------------------------------------------------------
          SECURED PARTY                                               NATURE OF LIEN
---------------------------------------------------------------------------------------------------------
Dept. of Treasury - Internal Revenue Service            Notice of Federal Tax Lien recorded with the
                                                        Secretary of State of IL on 7/1/91 for $2453.11
---------------------------------------------------------------------------------------------------------

Fleet Bank, N.A.                                        Equipment lease notice filings recorded with the
                                                        Secretary of State of IL
---------------------------------------------------------------------------------------------------------

4.  Great Source Education Group, Inc. - None


5.  Sunburst Technology Corporation - None


6.  HMI Holdings, Inc. - None






                                       2